Exhibit 99.1

Intellinetics, Inc. Appoints Alison Forsythe as President and Chief Executive Officer

Proven Technology Executive to Lead Intellinetics Into Its Next Phase of Growth

COLUMBUS, Ohio - (BUSINESS WIRE) - Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, today announced the appointment of Alison Forsythe as President and Chief Executive Officer, effective February 17, 2026.

Ms. Forsythe is a seasoned SaaS and enterprise software executive with more than two decades of experience leading technology organizations through periods of growth, transformation, and scale. She is widely recognized for strengthening execution, aligning go-to-market strategies and building scalable software businesses that deliver sustained value for customers, partners, and shareholders.

Mike Taglich, Chairman of the Board of Intellinetics, said, “We are thrilled to welcome Alison to Intellinetics. She is a highly experienced operator who has repeatedly led software companies at important inflection points and elevated their performance. She brings the strategic clarity, operational discipline, and leadership presence to take Intellinetics to a much higher level of innovation, execution, and scalable growth. The Board has strong confidence in her ability to lead the Company’s next phase.”

Most recently, Ms. Forsythe served as Chief Executive Officer of Humanyze, where she led the company’s evolution as an AI-powered workforce analytics platform. During her tenure, she sharpened strategic focus, strengthened operating rigor, and advanced new product initiatives designed to broaden applicability and expand the company’s total addressable market by more than 5x across SMB and enterprise customers.

Previously, Ms. Forsythe was President of EverCommerce’s Security & Alarm Division, overseeing a portfolio of software businesses serving SMB, enterprise, and public-sector customers. In this role, she led platform integration efforts, advanced SaaS adoption by more than 15%, improved operating efficiency—including a 48%+ reduction in aged accounts receivable—and enhanced customer experience through product and process modernization, resulting in approximately 70% faster implementation and service resolution timelines.

Earlier in her career, Ms. Forsythe led the transformation of a privately held, private-equity-backed ERP software division at Exact Software. During her tenure, she drove double-digit revenue growth, increased EBITDA by more than 20% year-over-year, reduced customer attrition by over 50%, and launched a new flagship product that repositioned the business for sustained growth and long-term performance.

In addition to these roles, Ms. Forsythe has held senior leadership roles at Honeywell and CA Technologies, as well as other enterprise software organizations where she led global teams across SaaS, ERP, and enterprise software environments. Her background spans product development, go-to-market execution, partner ecosystem development, and disciplined P&L management—building durable software businesses designed to scale. Her experience reflects a broad, international perspective and consistent focus on innovation and digital transformation.

“Intellinetics has a differentiated platform, a strong foundation, and an exciting opportunity ahead,” said Ms. Forsythe. “My focus will be on advancing product innovation, strengthening customer and partner value, and operating with rigor as we scale. I’m excited to work with the team to help customers modernize how they manage information and workflows, while positioning the Company for long-term success.”

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is a SaaS and document conversion services provider delivering secure, scalable automation and document management solutions for regulated and resource-constrained organizations. The company helps customers work smarter by connecting information, processes, and people through secure, AI-powered technologies that transform complex data into clarity, transparency, and confident decision-making. Intellinetics is headquartered in Columbus, Ohio. For more information, visit www.intellinetics.com.

Investor Contact:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com